WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



                                                                     EXHIBIT 27
<ARTICLE> 5
<LEGEND>
Ford Credit's condensed consolidated balance sheet is unclassified. Therefore, the following tags listed below are not applicable to Ford Credit: Current assets and current liabilities. Information relating to earnings per share is not presented because Ford Credit is an indirect wholly owned subsidiary of Ford
Motor Company.

</LEGEND>


<PERIOD-TYPE>                                                9-MOS
<FISCAL-YEAR-END>                                                        DEC-31-2000
<PERIOD-END>                                                             SEP-30-2000
<CASH>                                                                          1960
<SECURITIES>                                                                     530
<RECEIVABLES>                                                                118,929
<ALLOWANCES>                                                                       0
<INVENTORY>                                                                        0
<CURRENT-ASSETS>                                                                   0
<PP&E>                                                                             0
<DEPRECIATION>                                                                     0
<TOTAL-ASSETS>                                                               169,894
<CURRENT-LIABILITIES>                                                              0
<BONDS>                                                                      141,896
<PREFERRED-MANDATORY>                                                              0
<PREFERRED>                                                                        0
<COMMON>                                                                          25
<OTHER-SE>                                                                    11,959
<TOTAL-LIABILITY-AND-EQUITY>                                                 169,894
<SALES>                                                                            0
<TOTAL-REVENUES>                                                              17,340
<CGS>                                                                              0
<TOTAL-COSTS>                                                                 15,496
<OTHER-EXPENSES>                                                               7,833
<LOSS-PROVISION>                                                               1,098
<INTEREST-EXPENSE>                                                             6,565
<INCOME-PRETAX>                                                                1,844
<INCOME-TAX>                                                                     684
<INCOME-CONTINUING>                                                            1,160
<DISCONTINUED>                                                                     0
<EXTRAORDINARY>                                                                    0
<CHANGES>                                                                      1,126
<NET-INCOME>                                                                       0
<EPS-BASIC>                                                                        0
<EPS-DILUTED>                                                                      0



